UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2008

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 8.01    Other Events

On August 20, 2008, Technology Research Corporation (“TRC”) received the sum of $309,711 from one of its contract manufacturers in full and final settlement for the disposition of 310,000 kilograms of TRC’s FireShield® cable inventory and settlement of other purchase obligations.  As a result, TRC expects to recognize gain on the settlement of this inventory and purchase obligations during its second fiscal quarter ended September 30, 2008 of more than $500,000. TRC and the contract manufacturer also agreed to enter into negotiations in good faith to address the salvage value of approximately 70,000 kilograms of additional TRC FireShield® cable which has been manufactured into work in progress and finished goods.  While TRC expects to complete these negotiations by October 15, 2008, it cannot determine at this time the additional payments it may receive from the contract manufacturer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: August 20, 2008	By: /s/ Owen Farren
Name: Owen Farren
Title: President & Chief Executive Officer